Exhibit 1

KPMG LLP	Telephone (416) 777-8500
CHARTERED ACCOUNTANTS	Fax (416) 777-8818
Suite 3300 Commerce Court West	Internet www.kpmg.ca
PO Box 31 Stn Commerce Court
Toronto ON M5L 1B2

Consent of Independent Registered Public Accounting Firm

The Board of Directors
FNX Mining Company Inc.

We consent to the use of our report dated March 30, 2006, included in this annual report on Form 40-F.

(Signed) KPMG LLP

Toronto, Canada
March 31, 2006